UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a‑12

RiceBran Technologies
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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***YOUR IMMEDIATE ACTION IS REQUESTED***

Please Vote Today for the June 22nd Annual Meeting

June 2, 2016

Dear RiceBran Technologies Shareholder:

We recently mailed to you proxy materials for the Annual Meeting of RiceBran Technologies Shareholders scheduled to be held on June 22, 2016.  Your vote is extremely important.  Since time is short before the Annual Meeting, we request that you vote your shares by Internet or telephone.  You will need your 16-digit control number, which appears on the right hand side of the enclosed voting instruction form.  If you have any questions, please call your broker or call Morrow & Co. toll free at 800‐662-5200.

Time is Short, Please Vote Your Shares Today!

WE URGE YOU NOT TO VOTE ANY GOLD VOTING INSTRUCTION FORMS THAT MAY BE MAILED TO YOU BY LF-RB MANAGEMENT, LLC

Thank you for voting.

If you have questions or need assistance voting your shares, you should contact:

MORROW & CO., LLC

Brokers call collect: (203) 658‐9400
Shareholders call toll free: (800) 662-5200

RiceBran Technologies has filed its Proxy Statement dated May 11, 2016, as supplemented on June 2, 2016, with the Securities and Exchange Commission.  We urge you to review our proxy statement, and supplement, and vote your shares in favor of RiceBran’s proposals including the election of directors.